Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

NATIONAL CITY CORPORATION
Issuer

THE BANK OF NEW YORK TRUST COMPANY, N.A.
Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of January 29, 2008

4.0% CONVERTIBLE SENIOR NOTES DUE 2011

TABLE OF CONTENTS

ARTICLE 1

Definitions And Other Provisions Of General Application

Section 1.01. Definitions	1
Section 1.02. Notices, etc. to the Trustee and Company	10
Section 1.03. Designation of Paying Agent, Registrar and Conversion Agent	11
Section 1.04. Effect of Headings and Table of Contents	11

ARTICLE 2

Note Forms

Section 2.01. Form Generally	11
Section 2.02. Form of Note	12
Section 2.03. Form of Notice of Conversion	20
Section 2.04. Form of Assignment	21

ARTICLE 3

The Notes

Section 3.01. Title And Terms	22
Section 3.02. Denominations	22
Section 3.03. Global Notes; Non-global Notes; Book-entry Provisions; Additional Notes	22
Section 3.04. Persons Deemed Owners	24

ARTICLE 4

Satisfaction And Discharge

Section 4.01. Satisfaction And Discharge Of Indenture	25

ARTICLE 5

Remedies

Section 5.01. Events Of Default	25
Section 5.02. Acceleration of Maturity; Rescission and Annulment	26
Section 5.03. Unconditional Right Of Holders To Receive Principal And Interest And To Convert	28
Section 5.04. Waiver of Past Defaults	28
Section 5.05. Waiver of Stay, Usury or Extension Laws	28

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ARTICLE 6

[Reserved]

ARTICLE 7

Holders Lists And By Trustee And Company

Section 7.01. Preservation of Information	29
Section 7.02. Reports By Company	29

ARTICLE 8

Supplemental Indentures

Section 8.01. Supplemental Indentures Without Consent of Holders of Notes	30
Section 8.02. Supplemental Indentures With Consent of Holders of Notes	31
Section 8.03. Notice of Supplemental Indentures	32

ARTICLE 9

[Reserved]

ARTICLE 10

[Reserved]

ARTICLE 11

[Reserved]

ARTICLE 12

Conversion Of Notes

Section 12.01. Conversion Privilege and Conversion Rate	32
Section 12.02. Exercise of Conversion Privilege	36
Section 12.03. Fractions of Shares	39
Section 12.04. Adjustment of Conversion Rate	39
Section 12.05. Notice of Adjustments of Conversion Rate	49
Section 12.06. Company To Reserve Common Stock	49
Section 12.07. Taxes On Conversions	49
Section 12.08. Certain Covenants	50
Section 12.09. Cancellation of Converted Notes	50

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Section 12.10. Provision In Case Of Effect of Reclassification, Consolidation, Merger or Sale	50
Section 12.11. Responsibility of Trustee for Conversion Provisions	52

ARTICLE 13

Discharge

Section 13.01. Discharge of Liability on Notes	52
Section 13.02. Reinstatement	53
Section 13.03. Officers’ Certificate; Opinion of Counsel	54

ARTICLE 14

Repurchase Of Notes

Section 14.01. Right To Require Repurchase Upon a Fundamental Change	54

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     FIRST SUPPLEMENTAL INDENTURE, dated as of January 29, 2008 (the “First Supplemental Indenture”), between NATIONAL CITY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1900 East Ninth Street, Cleveland, Ohio 44114 (herein called the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, as Trustee hereunder (herein called the “Trustee”).
     The Company executed and delivered the Indenture (the “Original Indenture”), dated as of March 17, 2004, to the Trustee to issue from time to time debt securities evidencing the Company’s senior unsecured Indebtedness.
     Section 301 of the Original Indenture provides that by means of a supplemental indenture the Company may create one or more series of its debt securities and establish the form, terms and provisions thereof.
     The consent of holders of the Notes to the execution and delivery of this First Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this First Supplemental Indenture have been taken.
RECITALS OF THE COMPANY
     The Company has duly authorized the creation of an issue of its 4.0% Convertible Senior Notes due 2011 (herein called the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture.
     All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.
NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
Definitions And Other Provisions Of General Application
     Section 1.01. Definitions.
     This First Supplemental Indenture shall constitute an integral part of the Original Indenture.

     Articles Four, Nine, Twelve, Thirteen and Fifteen and Sections 501, 502, 704, 901 and 902 of the Original Indenture shall not apply to the Notes. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Original Indenture;
     (b) terms defined both herein and in the Original Indenture shall have the meanings assigned to them herein;
     (c) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;
     (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
     (e) all other terms used in this First Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this First Supplemental Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Additional Interest” has the meaning specified in Section 5.02.
     “Additional Notes” means an unlimited amount of Notes (other than the Initial Notes) issued under this First Supplemental Indenture in accordance with Section 3.03, as part of the same series as the Initial Notes.
     “Additional Shares” has the meaning specified in Section 12.01.
     “Adjustment Determination Date” has the meaning specified in Section 12.04.
     “Adjustment Event” has the meaning specified in Section 12.04.
     “Agent Member” means any member of, or participant in, the Depositary.
     “American Depository Receipts” means negotiable United States security that represents a non-United States company’s publicly traded equity.

     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depository, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Common Stock” means the common stock, par value $4.00 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 12.10, shares issuable upon conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “common stock” includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.
     “Continuing Directors” means (i) individuals who on the date of original issuance of the Notes were members of the Board of Directors of the Company and (ii) any new directors whose election to the Board of Directors of the Company or whose nomination for election by the Company’s stockholders was approved by at least a majority of the Company’s directors then still in office (or a duly constituted committee thereof), either who were directors on the date of original issuance of the Notes or whose election or nomination for election was previously so approved.
     “Conversion Agent” means any Person authorized by the Company to convert Notes in accordance with Article 12. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 1.03.
     “Conversion Date” has the meaning specified in Section 12.02.
     “Conversion Obligation” has the meaning specified in Section 12.01.
     “Conversion Price” means at any time the amount equal to $1,000 divided by the then current Conversion Rate.
     “Conversion Rate” has the meaning specified in Section 12.01.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this First Supplemental Indenture shall be principally administered (which at the date of this First Supplemental Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration (National City Corporation, 4.0% Convertible Senior Notes due 2011).

     “corporation” means a corporation, association, company or business trust.
     “Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Observation Period, one-fortieth (1/40) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 12.10) on such VWAP Trading Day. Any such determination by the Company shall be conclusive absent manifest error.
     “Daily Settlement Amount” means, for each of the 40 VWAP Trading Days during the Observation Period,
     (i) an amount of cash equal to the lesser of (x) $25.00 and (y) the Daily Conversion Value relating to such VWAP Trading Day; and
     (ii) if such Daily Conversion Value exceeds $25.00, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $25.00, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day, subject to adjustment pursuant to Section 12.04(m).
     “Daily VWAP” means for each of the 40 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page NCC.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained by the Company for such purpose.
     “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 5.01.
     “Deliverable Shares” means the aggregate number of shares of Common Stock for the 40 consecutive VWAP Trading Days during an Observation Period based on the determination of the Daily Settlement Amount pursuant to clause (ii) of the definition thereof on each such VWAP Trading Day during the Observation Period.
     “Depositary” means, with respect to the Global Notes, the Person specified in Section 3.03(a)(i) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this First Supplemental Indenture.
     “Distributed Property” has the meaning specified in Section 12.04.
     “Dividend Threshold Amount” has the meaning specified in Section 12.04(d).

     “Dollar,” “U.S. $” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
     “DTC” means The Depository Trust Company, a New York corporation, or any successor.
     “Effective Date” has the meaning specified in Section 12.01.
     “Event of Default” has the meaning specified in Section 5.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Ex- Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.
     “Extension Right” has the meaning specified in Section 5.02.
     “First Supplemental Indenture” has the meaning specified in the first paragraph of this instrument.
     “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
     (1) any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of the Company’s Subsidiaries; or
     (2) the Company (i) merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person (excluding a pledge of securities issued by any of the Company’s Subsidiaries, but not excluding any transfer or other disposition resulting from the foreclosure or other exercise of creditors’ remedies pursuant to such pledge) or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:
     (a) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or
     (b) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock; or
     (c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
     (3) at any time the Company’s Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor Person to the Company); or
     (4) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or
     (5) if shares of Common Stock, or shares of any other Capital Stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on any United States national securities exchange.
     “Fundamental Change Expiration Time” has the meaning specified in Section 14.01.
     “Fundamental Change Repurchase Date” has the meaning specified in Section 14.01.
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 14.01.
     “Fundamental Change Repurchase Price” has the meaning specified in Section 14.01.
     “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 14.01.
     “Global Note” means a Note that is registered in the Register in the name of a Depositary or a nominee thereof.
     “Holder” means the Person in whose name the Note is registered in the Register.
     “Initial Notes” means the first $1,437,500,000 aggregate principal amount of the Notes issued under this First Supplemental Indenture on the date hereof. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this First Supplemental Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     “Interest Payment Date” means February 1 and August 1 of each year beginning August 1, 2008.
     “Issue Date” means January 29, 2008.
     “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include Goldman, Sachs & Co., selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be conclusive absent manifest error.
     “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or termination occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.
     “Maturity,” when used with respect to any Notes, means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether on the Maturity Date or by declaration of acceleration, exercise of the repurchase right set forth in Article 14 or otherwise.
     “Maturity Date,” means, with respect to the Notes, February 1, 2011.
     “Measurement Period” has the meaning specified in Section 12.01.
     “Merger Event” has the meaning specified in Section 12.10.
     “Notes” has the meaning ascribed to it in the fourth paragraph under the caption “Recitals of the Company.” Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Notice of Conversion” has the meaning specified in Section 12.02.

     “Observation Period” means:
     (i) with respect to any Conversion Date occurring on or after the 45th Scheduled Trading Day prior to the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on and including the 42nd Scheduled Trading Day prior to the Maturity Date (whether or not the Maturity Date is a Scheduled Trading Day) (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and
     (ii) in all other instances, the 40 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the related Conversion Date in respect of such Notes.
     “Original Indenture” has the meaning specified in the first paragraph under the caption “Recitals of the Company,”
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 1.03.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.
     “Place of Conversion” has the meaning specified in Section 3.01.
     “Place of Payment” has the meaning specified in Section 3.01.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 of the Original Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Press Release” means any press release issued by the Company and disseminated to Reuters Business News Services and Bloomberg News Services.
     “Prospectus Supplement” means the final prospectus supplement dated January 23, 2008 filed with the SEC in connection with the offering of the Notes.
     “Record Date” means any Regular Record Date or Special Record Date.
     “Record Date Period” means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to 9:00 a.m., New York City time, on such Interest Payment Date.

     “Reference Property” has the meaning specified in Section 12.10.
     “Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the close of business on January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.
     “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 12.01(d), which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.
     “Spin-Off” has the meaning specified in Section 12.04.
     “Stock Price Condition” has the meaning specified in Section 12.01(a)(ii).
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.
     “Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 of the Original Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
     “Trading Price” with respect to any Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of such Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers, which may include Goldman, Sachs & Co., selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If at least one bid for $2.0 million principal amount of Notes cannot reasonably be obtained, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Any such determination shall be conclusive absent manifest error.
     “Trading Price Condition” has the meaning specified in Section 12.01.
     “Trigger Event” has the meaning specified in Section 12.04.
     “Underwriting Agreement” means the Underwriting Agreement, dated as of January 23, 2008 between the Company and Goldman, Sachs & Co., as such agreement may be amended from time to time.
     “VWAP Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
     “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. For purposes of determining payment upon conversion of the Notes in accordance with Section 12.02 (including, for the avoidance of doubt, for purposes of the definition of “Observation Period” in Section 12.02), if the Common Stock is not so listed or traded, then “Trading Day” shall mean “Business Day.”
     Section 1.02. Notices, etc. to the Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Notes or other document provided or permitted by this First Supplemental Indenture to be made upon, given or furnished to, or filed with,
     (a) the Trustee by any Holder of Notes or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration, National City Corporation, 4.0% Convertible Senior Notes due 2011.

     (b) the Company by the Trustee or by any Holder of Notes shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Company.
     Section 1.03. Designation of Paying Agent, Registrar and Conversion Agent.
     The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration (National City Corporation 4.0% Convertible Senior Notes due 2011), as one such office or agency of the Company for each of the aforesaid purposes.
     Section 1.04. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.
ARTICLE 2
Note Forms
     Section 2.01. Form Generally.
     The Notes shall be in substantially the form set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Company shall furnish any such legends and endorsements to the Trustee in writing. All Notes shall be in fully registered form.
     Notices of Conversion shall be in substantially the form set forth in Section 2.03.
     The Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Notes may be listed) on which the Notes may be listed for trading, as the case may be, all as determined by the officers executing such Notes, as evidenced by their execution thereof.
     Section 2.02. Form of Note.
[FORM OF FACE OF NOTE]
     THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE:
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

NATIONAL CITY CORPORATION
4.0% Convertible Senior Notes due 2011

No.	$

CUSIP No.
     This note is not a deposit or other obligation of a bank and is not insured by the FDIC or any other government agency.
     NATIONAL CITY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      United States Dollars (U.S. $                    ) [if this Note is a Global Note, then insert — (which principal amount may from time to time be decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on February 1, 2011, and to pay interest thereon, from January 29, 2008, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year (each, an “Interest Payment Date”), commencing August 1, 2008, at the rate of 4.0% per annum, until the principal hereof is due, and at the same rate on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 calendar days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be listed for trading, and upon such notice as may be required by such system or exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of U.S. $5.0 million and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 calendar days prior to the relevant payment date). Payment of interest on this Note may be made on an Interest Payment Date by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or, upon written application by the Holder to the Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of U.S. $5.0 million and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 calendar days prior to the relevant payment date).
     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NATIONAL CITY CORPORATION

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
Dated:
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
NATIONAL CITY CORPORATION
4.0% Convertible Senior Notes due 2011
     This note is one of a duly authorized issue of notes of the Company designated as its “4.0% Convertible Senior Notes due 2011” (herein called the “Notes”) issued and to be issued under an Original Indenture, dated as of March 17, 2004, and First Supplemental Indenture, dated as of January 29, 2008, between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture, and the Original Indenture and First Supplemental Indenture collectively referred to herein as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder shall issue the new Notes in the requested denominations. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     No sinking fund is provided for the Notes and the Notes are not subject to redemption at the option of the Company.
     In any case where the due date for the payment of the principal of or interest on any Note or the last day on which a Holder of a Note has a right to convert his Note shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, interest or delivery for conversion of such Note need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in

Section 8.02 of the First Supplemental Indenture, without the consent of each Holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 10th calendar day following such occurrence.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after November 15, 2010, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock or Reference Property, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Notice of Conversion, a form of which is contained in the First Supplemental Indenture, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 52.8709 of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Notes except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
     No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
To: National City Corporation
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from National City Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or       an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than U.S. $1,000):

By:
Authorized Signatory

     Section 2.03. Form of Notice of Conversion.
NOTICE OF CONVERSION
     The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into cash and, if applicable, shares of Common Stock or Reference Property in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned shall pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

[Signature Guaranteed]
     If only a portion of the Notes is to be converted, please indicate:

     1. Principal amount to be converted: U.S. $                     .
     2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:
     Amount: U.S. $                                 Denominations: U.S. $
(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)
     Section 2.04. Form of Assignment.
ASSIGNMENT
     For value received,                                         hereby sell(s), assign(s) and transfer(s) unto                                         (Please insert Social Security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature(s)

     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

ARTICLE 3
The Notes
     Section 3.01. Title And Terms.
     The Notes shall be known and designated as the “4.0% Convertible Senior Notes due 2011” of the Company. Their Maturity Date shall be February 1, 2011, and they shall bear interest on their principal amount from January 29, 2008, payable semi-annually in arrears on February 1 and August 1 in each year, commencing August 1, 2008, at the rate of 4.0% per annum until the principal thereof is due; provided, however, that payments shall only be made on a Business Day as provided in Section 114 of the Original Indenture.
     The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
     The principal of and interest on the Notes shall be payable as provided in the form of Notes set forth in Section 2.02. The Fundamental Change Repurchase Price shall be payable at such place as is identified in the Fundamental Change Repurchase Right Notice given pursuant to Section 14.01(b) (such city in which the identified Paying Agent is located being herein called a “Place of Payment”).
     The Notes shall be senior unsecured obligations of the Company and shall rank pari passu with all of the Company’s other senior unsecured obligations.
     The Notes may not be redeemed at the option of the Company prior to Maturity.
     The Notes shall be convertible as provided in Article 12 (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).
     The Notes shall be subject to repurchase by the Company at the option of the Holders as provided in Article 14.
     Section 3.02. Denominations. The Notes shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.
     Section 3.03. Global Notes; Non-global Notes; Book-entry Provisions; Additional Notes.
     (a) Global Notes.
     (i) Each Global Note authenticated under this First Supplemental Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this First Supplemental Indenture. The Company hereby appoints DTC as the Depositary.
     (ii) Except for exchanges of Global Notes for definitive, non-Global Notes at the sole discretion of the Company, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In such event, if a successor Depositary for such Global Note is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of Notes, shall authenticate and deliver, Notes, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note.
     (iii) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security, for exchange or cancellation, as provided in this Article 3. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, in each case, as provided in Article Three of the Original Indenture, then either (A) such Global Note shall be so surrendered for exchange or cancellation, as provided in this Article 3, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to this Article 3, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Notes are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 3 if such order, direction or request is given or made in accordance with the Applicable Procedures.
     (iv) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article 3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof, in which case such Note shall be authenticated and delivered in definitive, fully registered form, without interest coupons.
     (v) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this First Supplemental Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note shall not be considered the owners or holders thereof.
     (b) Non-global Notes. Notes issued upon the events described in Section 3.03(a)(ii) shall be in definitive, fully registered form, without interest coupons.
     (c) Additional Notes. The Company shall be entitled to issue Additional Notes under this First Supplemental Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this First Supplemental Indenture. With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this First Indenture; and
     (ii) the issue price, the issue date and the CUSIP number of such Additional Notes; provided that no Additional Notes may be issued unless fungible with the Initial Notes for U.S. federal income tax purposes.
     Section 3.04. Persons Deemed Owners.
     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 307 of the Original Indenture) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Paying

Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.
ARTICLE 4
Satisfaction And Discharge
     Section 4.01. Satisfaction And Discharge Of Indenture.
     Article Four of the Original Indenture shall not be applicable to the Notes.
ARTICLE 5
Remedies
     Section 5.01. Events Of Default.
     Section 501 of the Original Indenture shall not be applicable to the Notes.
     “Event of Default,” wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in any payment of interest on any Note when due and payable and the default continues for a period of 30 calendar days; or
     (b) default in the payment of principal of any Note when due and payable at Maturity, upon required repurchase, upon acceleration or otherwise; or
     (c) failure by the Company to comply with its obligation to convert the Notes into cash or a combination of cash and Common Stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for 5 days; or
     (d) failure by the Company to comply with its obligations under Section 12.10; or
     (e) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 14.01 or comply with its notice requirements under Sections 12.01(b)-(d) when due; or
     (f) failure by the Company for 60 calendar days to comply with any of its other agreements (other than a covenant or warranty Default in whose performance or whose breach is elsewhere in this Section specifically provided for) contained in the Notes or this First Supplemental Indenture after written notice of such Default from the Trustee or the Holders of at least 25% principal amount of the Outstanding Notes has been received by the Company; or

     (g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $50 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results in (i) such debt becoming or being declared due and payable and such debt shall not have been rescinded or annulled within 30 calendar days of such declaration or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise and such defaulted payment shall not have been made, waived or extended within 30 calendar days; or
     (h) failure by the Company or any of its Subsidiaries, within 60 calendar days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $50 million, which are not stayed while on appeal; or
     (i) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive calendar days.
     Section 5.02. Acceleration of Maturity; Rescission and Annulment.
     Section 502 of the Original Indenture shall not be applicable to the Notes.
     If an Event of Default (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in

Section 5.01(i) or Section 5.01(j) with respect to the Company occurs, the principal of, and accrued interest on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.
     Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 7.02 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 120 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the “Extension Right”) to receive additional interest (“Additional Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes over such portion of the 120 day period during which time such Event of Default continues. If the Company so elects, Additional Interest shall be payable on all Outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the obligations under Section 7.02 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs. If such Event of Default has not been cured or waived pursuant to Section 5.04 prior to such 120th calendar day, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may, in accordance with Section 5.01(f), declare the principal of and accrued and unpaid interest on all such Notes to be due and payable in accordance with this 5.02. If the Company elects to pay Additional Interest as the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 7.02 or for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 106 of the Original Indenture, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If Additional Interest is payable under this Section 5.02, the Company shall deliver to the Trustee a certificate to that effect stating that Additional Interest is payable and the date upon which Additional Interest shall begin to accrue. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that Additional Interest is not payable. If Additional Interest has been paid by the Company directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     This Section 5.02, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 606 of the Original Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this First Supplemental Indenture with respect to such Notes, other than the nonpayment of principal of and accrued and unpaid interest on such Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.04, then and in every such case the holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this First Supplemental Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Trustee in writing, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.
     Section 5.03. Unconditional Right Of Holders To Receive Principal And Interest And To Convert.
     Notwithstanding any other provision in this First Supplemental Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307 of the Original Indenture) interest on such Note on the Maturity Date, and to convert such Note in accordance with Article 12, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.
     Section 5.04. Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all of the Notes waive any past Default hereunder and its consequences, except a Default (A) in the payment of the principal of or interest on any Note, or (B) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this First Supplemental Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 5.05. Waiver of Stay, Usury or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this First Supplemental Indenture; and the Company (to the extent that it may lawfully do so)

hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 6
[Reserved]
ARTICLE 7
Holders Lists And By Trustee And Company
     Section 7.01. Preservation of Information.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 of the Original Indenture and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list, if any, furnished to it as provided in Section 701 of the Original Indenture upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this First Supplemental Indenture or under the Notes, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 7.02. Reports By Company.
     (a) Section 704 of the Original Indenture shall not be applicable to the Notes.
     (b) The Company shall file any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 15 days after the same are required to be filed with the SEC. Documents filed by the Company with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR.
     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

ARTICLE 8
Supplemental Indentures
     Section 8.01. Supplemental Indentures Without Consent of Holders of Notes.
     Section 901 of the Original Indenture shall not be applicable to the Notes.
     Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of a Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:
     (a) (x) cure any ambiguity, manifest error or defect or (y) cure any omission or inconsistency; provided that, in the case of clause (y), the rights of the Holders are not adversely affected in any material respect;
     (b) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Notes as permitted by Section 802 of the Original Indenture;
     (c) to add guarantees with respect to the Notes;
     (d) to secure the Notes;
     (e) to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company;
     (f) to provide for the conversion of Notes pursuant to Article 12;
     (g) provide for the conversion rights of Holders pursuant to Section 12.10 and the repurchase obligation of the Company pursuant to Article 14 in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
     (h) to make any changes or modifications to this First Supplemental Indenture that do not adversely affect the rights of the Holders in any material respect; provided that any amendment to conform the terms of this First Supplemental Indenture or the Notes to the description of Notes contained in the Prospectus Supplement shall not be deemed to be adverse to the Holders;
     (i) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the SEC thereunder in order to effect or maintain the qualification of the Original Indenture and this First Supplemental Indenture under the Trust Indenture Act, as contemplated by this First Supplemental Indenture or otherwise;
     (j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

     (k) to provide for the issuance of Additional Notes in accordance with the terms and conditions of this First Supplemental Indenture.
     Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 903 of the Original Indenture, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this First Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained.
     Section 8.02. Supplemental Indentures With Consent of Holders of Notes.
     Section 902 of the Original Indenture shall not be applicable to the Notes.
     With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by the Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this First Supplemental Indenture or of modifying in any manner the rights of the Holders of Notes under this First Supplemental Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (a) reduce the percentage in aggregate principal amount of Notes the Holders of which must consent to an amendment;
     (b) reduce the rate, extend the stated time for payment, of interest on any Note or reduce the amount, or extend the stated time for payment of Additional Interest;
     (c) reduce the principal, or extend the Maturity Date, of any Note;
     (d) make any change that adversely affects the conversion rights of any Notes;
     (e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (f) change the place or currency of payment of principal or interest, including Additional Interest, in respect of any Note;
     (g) impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;
     (h) adversely affect the ranking of the Notes as the senior unsecured Indebtedness of the Company; or

     (i) make any change in the provisions of this Article 8 that require each Holder’s consent or in the waiver provisions in Section 5.02 and Section 5.04.
     It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 8.03. Notice of Supplemental Indentures.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.02, the Company shall give notice to all Holders of Notes of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 106 of the Original Indenture. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.
ARTICLE 9
[Reserved]
ARTICLE 10
[Reserved]
ARTICLE 11
[Reserved]
ARTICLE 12
Conversion Of Notes
     Section 12.01. Conversion Privilege and Conversion Rate.
     (a) Subject to the conditions described in clause (i), (ii), and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Scheduled Trading Day immediately preceding November 15, 2010, at a rate (the “Conversion Rate”) of 52.8709 shares of Common Stock (subject to adjustment by the Company as provided in Section 12.04) per $1,000 principal amount of the Note (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after November 15, 2010, regardless of the conditions described in clause (i), (ii) and (ii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of Notes at the applicable Conversion Rate at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.
     (i) The Notes shall be convertible prior to November 15, 2010, during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on each such date and (y) the Conversion Rate on such Trading Day (the “Trading Price Condition”) determined as set forth below. If a Holder provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, then the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per Note is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price (as provided to the Trustee by the Company on each such date). If the Trading Price Condition has been met, the Company shall so notify the Holders of the Notes. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of the Notes is greater than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so notify the Holders of the Notes, and the Trustee shall have no further obligation to determine the Trading Price of the Notes unless requested by the Company to do so again in writing pursuant to this Section 12.01(a)(i). Notwithstanding the foregoing, if the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of the Notes from a nationally recognized securities dealer selected by the Company for the purpose of the determining the Trading Price on any Trading Day, then the Trading Price per $1,000 principal amount of notes shall be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date (any such determination by the Trustee shall be conclusive absent manifest error). Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), instruct the Trustee to determine the Trading Price of the Notes, or if the Company so instructs the Trustee, but the Trustee does not make such determination, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date.
     (ii) The Notes shall be convertible prior to November 15, 2010, during any calendar quarter after the calendar quarter ending March 31, 2008 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter, all as determined by the Company and communicated to the Trustee (the “Stock Price Condition”). If the Stock Price Condition has been satisfied, the Company shall promptly notify Holders of Notes.
     (iii) The Notes shall be convertible prior to November 15, 2010, as provided in subsections (b), (c) and (d) of this Section.
(b) In the event that the Company elects to:
     (i) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after the record date for such distribution to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or
     (ii) distribute to all or substantially all holders of Common Stock, assets (including cash) or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender the Notes for conversion at any time on and after the date that the Company provides the notice to such Holders referred to in the next sentence until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place even if the Notes are not otherwise convertible at such time. The Company shall notify Holders of any distribution referred to in either clause (i) or clause (ii) of this Section 12.01(b) and of the resulting conversion right no later than the 45th Scheduled Trading Day prior to the Ex-Date for such distribution. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) of this Section 12.01(b) as if such Holder held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes.
     (c) If the Company is a party to any transaction or event that constitutes a Fundamental Change, a Holder may surrender Notes for conversion at any time after the effective date of such transaction or event until (i) the related Fundamental Change Repurchase Date or (ii) if there is no such Fundamental Change Repurchase Date, 30 Scheduled Trading Days following the effective date of such Fundamental Change and, upon such surrender the Holder may be entitled to receive Additional Shares of Common Stock, if any, as specified in subsection (e) of this Section 12.01. Upon becoming aware of such a transaction, the Company shall notify, in the manner provided for in

Section 106 of the Original Indenture, each of the Holders and the Trustee of the Fundamental Change on the anticipated effective date of the Fundamental Change.
     (d) If the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of substantially all of its properties and assets (excluding a pledge of securities issued by any of the Company’s subsidiaries but, for the avoidance of doubt, not excluding any foreclosure thereon) in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property that does not constitute a Fundamental Change, then the Holders shall have the right to convert Notes at any time beginning on the earlier of (i) the date on which the Company gives notice or makes a public announcement of such transaction and (ii) the effective date of such transaction, and ending 30 Scheduled Trading Days after the date that is the effective date of such transaction. Upon becoming aware of such a transaction, the Company shall promptly notify Holders of the effective date of a transaction to which the provisions of this Section 12.01(d) shall apply.
     (e) Subject to subsection (c) of this Section, if a Holder elects to convert Notes in connection with a Fundamental Change that occurs prior to the Maturity Date and such transaction or event constitutes a Fundamental Change pursuant to clauses (1), (2) or (4) of the definition thereof, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however that no increase shall be made pursuant to this subsection (e) in the case of a Fundamental Change described in clause (2) of the definition thereof if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of common stock or American Depositary Receipts in respect of shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors) (or that will be so traded immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible into such shares of such common stock or such American Depositary Receipts pursuant to Section 12.10. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 12.02(d). For purposes of this subsection (e), a conversion shall be deemed to be “in connection with” a Fundamental Change to the extent that such conversion is effected during the time period specified in subsection (c) of this Section (regardless of whether the provisions of clause (a)(i), (a)(ii), (b) or (d) of this Section shall apply to such conversion).
     (i) The number of Additional Shares shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the earliest date on which the Fundamental Change is publicly announced, occurs or becomes effective (the “Effective Date”) and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of

Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $30.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 12.04), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $15.44 per share (subject to adjustment in the same manner as set forth in Section 12.04), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 64.7668 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 12.04).
     (ii) The Stock Prices set forth in the first row of the tables in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.04 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
     Section 12.02. Exercise of Conversion Privilege.
     (a) Subject to subsection (b) of this Section, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering, on the third VWAP Trading Day immediately following the last VWAP Trading Day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 40 VWAP Trading Days during the related Observation Period; provided that the Company shall deliver cash in lieu of fractional shares of Common Stock as provided in Section 12.03. The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period.
     (b) Notwithstanding subsection (a) of this Section, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as set forth in Section 12.01(e) pursuant to this clause (b).
     (i) If the last VWAP Trading Day of the applicable Observation Period related to Notes surrendered for conversion is prior to the third Scheduled Trading Day preceding the Effective Date of the Fundamental Change, the Company shall satisfy the related Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in this subsection (b) by delivering the cash and shares of Common Stock (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 12.01(e)) on the third VWAP Trading Day immediately following the last VWAP Trading Day of the applicable Observation Period. As soon as practicable following the Effective Date of the Fundamental Change, the Company shall deliver the increase in such amount of Reference Property in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to Holders, the Company shall pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company shall deliver such increase by delivering Reference Property based on such increased number of shares.
     (ii) If the last VWAP Trading Day of the applicable Observation Period related to Notes surrendered for conversion is on or following the third Scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in Section 12.01(b) (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 12.01(e)) on the later to occur of (1) the Effective Date of the Fundamental Change and (2) the third VWAP Trading Day immediately following the last VWAP Trading Day of the applicable Observation Period.
     (c) Before any Holder of a Note shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (i) of this Section and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.03 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (i) of this Section, and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this subsection (c).

     No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 14.01.
     If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (d) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsection (a) of this Section, except to the extent specified in subsection (b) of this Section. The Company shall make such delivery by paying the cash amount owed to the Holder of the Note surrendered for conversion, or such Holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).
     (e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
     (f) If a Holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (g) Except as provided in Section 12.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 12.
     (h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

     (i) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after 5:00 p.m., New York City time, on a Record Date, Holders of such Notes as of 5:00 p.m., New York City time, on the Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Note; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.
     Section 12.03. Fractions of Shares.
     No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Observation Period.
     Section 12.04. Adjustment of Conversion Rate.
     The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any the transactions described below as if such Holders held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
     where,
     CR’ = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the Ex-Date for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be;
     OS’ = the number of shares of Common Stock outstanding (including as a result of such share split or combination, as the case may be) as of the close of business on the Business Day prior to the Ex-Date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be; and
     OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Business Day prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be.
     Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.
     (b) In case the Company shall distribute to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 60 days after the Ex-Date for such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

     where,
     CR’ = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the Ex-Date for such distribution;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution;
     OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution;
     X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
     Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.
     Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Date for such distribution. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex- Date for such distribution had not been fixed.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by subsection (a) of this Section), evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by subsection (b) of this Section, dividends or distributions paid exclusively in cash, and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, Indebtedness, or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:
     where,
     CR’ = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the Ex-Date for such distribution;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution;
     SP0 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and
     FMV = the fair market value as determined by the Board of Directors of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.
     Such adjustment shall become effective immediately prior to the opening of business on the Ex-Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes has the right to receive, for each $1,000 principal amount of Notes, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution, without being required to convert the Notes. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 12.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.
     With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

     where,
     CR’ = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the 10th Trading Day immediately following the effective date of the Spin-Off;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the 10th Trading Day immediately following the effective date of the Spin-Off;
     FMV0 = the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and
     MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.
     Such adjustment shall occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
     Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section (and no adjustment to the Conversion Rate under this Section shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this subsection (c) and subsections (a) and (b) of this Section, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (a) or (b) of this Section applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall under this subsection (c) be substituted as “the Ex-Date” within the meaning of subsection (a) and subsection (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the close of business on the Business Day prior to the Ex-Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be” within the meaning of subsection (a) or “outstanding immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution” within the meaning of subsection (b).
     (d) In case the Company shall pay dividends or make distributions to all or substantially all holders of its Common Stock (excluding the first dividend or distribution with an Ex-Date in any calendar quarter that does not exceed $0.21 per share (the “Dividend Threshold Amount”); provided that the Dividend Threshold Amount shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate, except that no adjustment shall be made to the Dividend Threshold Amount on account of any adjustment made to the Conversion Rate pursuant to this clause (d); provided further that if such dividend or distribution is not the first dividend or distribution during any calendar quarter, the Dividend Threshold Amount shall be deemed to be zero), the Conversion Rate shall be adjusted based on the following formula:

     where,
     CR’ = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the Ex-Date for such distribution;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution;
     SP0 = the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution;
     T = the Dividend Threshold Amount; and
     C = the amount in cash per share the Company distributes to holders of Common Stock in such distribution.
     Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this subsection (d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this subsection (d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:
     where,
     CR’ = the Conversion Rate in effect at the close of business on the Business Day prior to the day next succeeding the date such tender or exchange offer expires;
     CR0 = the Conversion Rate in effect at the close of business on the Business Day prior to the date such tender or exchange offer expires;
     AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;
     SP’ = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires;
     OS’ = the number of shares of Common Stock outstanding immediately after the close of business on the Business Day prior to the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
     OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Business Day prior to the date such tender or exchange offer expires.
     Such adjustment shall become effective immediately prior to the opening of business on the Trading Day next succeeding the day such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.
     No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate.
     For purposes of this Section 12.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (f) In addition to those required by subsections (a), (b), (c), (d) and (e) of this Section, and to the extent permitted by applicable law and the rules of The New York Stock Exchange or any other securities exchange or market in which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at his last address appearing on the Register provided for in Section 106 of the Original Indenture a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.
     (g) Without limiting the foregoing, no adjustment to the Conversion Rate need be made
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or stock purchase plan of or assumed by the Company or any of its Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this First Supplemental Indenture;
     (iv) for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid Interest (including any Additional Interest).
     (h) All calculations and other determinations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
     (i) In any case in which this Section provides that an adjustment shall become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.03. For purposes of this subsection (i), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of capital stock, evidences of Indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and
     (ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (j) For purposes of this Section, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (k) For the avoidance of doubt, if a holder converts Notes prior to the effective date of a Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.
     (l) With respect to a conversion of Notes pursuant to this Article 12, at and after the close of business on the last VWAP Trading Day (the “Relevant Date”) of the related Observation Period, the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date; provided, however, that if any such shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (i) the last VWAP Trading Day of the related Observation Period and (ii) the Effective Date of the Fundamental Change resulting in the Additional Shares. On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

     (m) Whenever any provision of this Article 12 requires a calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to the Daily Settlement Amount (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Daily Settlement Amounts relating to days prior to the date that the adjustment to the Conversion Ratio becomes effective.
     Section 12.05. Notice of Adjustments of Conversion Rate.
     Whenever the Conversion Rate is adjusted as herein provided:
     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and
     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 106 of the Original Indenture.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.
     Section 12.06. Company To Reserve Common Stock.
     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.
     Section 12.07. Taxes On Conversions.
     Except as provided in the next sentence, the Company shall pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

     Section 12.08. Certain Covenants.
     Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.
     The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange, the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.
     Section 12.09. Cancellation of Converted Notes.
     All Notes delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 309 of the Original Indenture.
     Section 12.10. Provision In Case Of Effect of Reclassification, Consolidation, Merger or Sale.
     If there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company (excluding a pledge of securities issued by any of the Company’s subsidiaries but, for the avoidance of doubt, not excluding any foreclosure thereon), in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii) a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 8.01(f) providing for the conversion and settlement of the Notes as set forth in this First Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such reclassification, change of control, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 14.
     In the event a supplemental indenture is executed pursuant to this Section, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.
     If any securities to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Notes.
     (b) Notwithstanding the provisions of Section 12.02(a) and Section 12.02(b), and subject to the provisions of Section 12.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed to a right to convert such Notes by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Holder shall be entitled thereafter to convert its Notes into cash and, in lieu of Common Stock, if any, the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of Reference Property in an amount equal to the applicable Conversion Rate, as described under Section 12.02(a). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of this Article 12 prior to the effective date.
     (c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the Register provided for in this First Supplemental Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 12.11. Responsibility of Trustee for Conversion Provisions.
     The Trustee, subject to the provisions of Article Six of the Original Indenture, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes or to the Company to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Article Four of the Original Indenture, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Article Six of the Original Indenture, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Article Six of the Original Indenture, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 12.
ARTICLE 13
Discharge
     Section 13.01. Discharge of Liability on Notes.
     When (1) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled or (2) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the

Company shall deliver to the Holders cash or a combination of cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Maturity Date, Fundamental Change Repurchase Date or otherwise, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest accrued and unpaid to the Maturity Date, Fundamental Change Repurchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this First Supplemental Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this First Supplemental Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 13.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this First Supplemental Indenture with respect to the Notes; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this First Supplemental Indenture with respect to the Notes.
     Section 13.02. Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this First Supplemental Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this First Supplemental Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     Section 13.03. Officers’ Certificate; Opinion of Counsel.
     Upon any application or demand by the Company to the Trustee to take any action under Section 13.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this First Supplemental Indenture relating to the proposed action have been complied with.
ARTICLE 14
Repurchase Of Notes
     Section 14.01. Right To Require Repurchase Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record at the close of business on the corresponding Regular Record Date (the “Fundamental Change Repurchase Price”).
     However, notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Notes under this Section for a Fundamental Change under clause (1), (2) or (3) of the definition thereof (and the Company shall not be required to deliver the Fundamental Change Repurchase Notice incidental thereto) if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a merger or consolidation or such other transaction otherwise constituting a Fundamental Change under clause (2) of the definition thereof consists of shares of common stock or American Depositary Receipts in respect of shares of common stock traded on The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded immediately following the Fundamental Change) and, as a result of the completion of the merger or consolidation or such other transaction, the Notes become convertible into cash and, if applicable, such shares of such common stock or such American Depositary Receipts pursuant to Section 12.10.
     Repurchases of Notes under this Section shall be made, at the option of the Holder thereof, upon:

     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this First Supplemental Indenture.
     Any purchase by the Company contemplated pursuant to the provisions of this Section shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section.
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
     (b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day after the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in the City of New York or on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Repurchase Right Notice shall specify (if applicable):
     (i) the events causing a Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the Fundamental Change Repurchase Date and the last date on which a Holder may exercise the repurchase right, if applicable;
     (iv) the Fundamental Change Repurchase Price, if applicable;
     (v) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vi) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (vii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this First Supplemental Indenture;
     (viii) that the Holder must exercise the repurchase right on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);
     (ix) that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Fundamental Change Expiration Time; and
     (x) the procedures that Holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section.
     (c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the

Fundamental Change Repurchase Right Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:
     (i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,
     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     (d) On or prior to 11:00 a.m., New York City time, on the Business Day on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Original Indenture) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes shall terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.

     (f) In connection with any repurchase of Notes pursuant to this Article 14, the Company hereby agrees to:
     (i) comply with the provisions of Rule 13e-1, Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and
     (ii) otherwise comply with all applicable federal and state securities laws.
     No Notes may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

NATIONAL CITY CORPORATION

By:	/s/ Thomas A. Richlovsky
Name:	Thomas A. Richlovsky
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ L. Garcia

Name:	L. Garcia
Title:	Vice President

SCHEDULE A
     The following table sets forth the “Stock Price,” “Effective Date” and number of Additional Shares by which the Conversion Rate for the 4.0% Convertible Senior Notes due 2011 shall be increased in the event of a Fundamental Change:

	Stock Price
Effective Date	$15.44	$ 16.00	$ 17.00	$ 18.00	$ 19.00	$ 20.00	$ 22.50	$ 25.00	$ 27.50	$ 30.00
January 29, 2008	11.8959	11.1589	8.7014	6.6955	5.0662	3.7520	1.5397	0.4575	0.0805	0.0036
February 1, 2009	11.8959	10.8209	8.2678	6.2086	4.5625	3.2611	1.1757	0.2819	0.0332	0.0000
February 1, 2010	11.8959	10.0867	7.3591	5.2140	3.5637	2.3277	0.6038	0.0841	0.0011	0.0000
February 1, 2011	11.8959	9.6291	5.9526	2.6847	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000